As filed with the Securities and Exchange Commission on October 30, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Atlantic Capital Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Georgia	20-5728270
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3280 Peachtree Road NE, Suite 1600 Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box:  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box:  ☐

Securities Act registration statement file number to which this form relates: 333-204855 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, no par value per share, of Atlantic Capital Bancshares, Inc. (the “Company”) is set forth under the heading “Description of Capital Stock of Atlantic Capital” contained in the Company’s Registration Statement on Form S-4 (File No. 333-204855) as initially filed with the Securities and Exchange Commission on June 10, 2015, as amended, and in the prospectus included in the Registration Statement filed separately by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated by reference herein.

The Company’s common stock has been approved for listing on The NASDAQ Stock Market LLC under the ticker symbol “ACBI.”

Item 2.	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ATLANTIC CAPITAL BANCSHARES, INC.

Date: October 30, 2015

By:	/s/ Patrick T. Oakes
Name:	Patrick T. Oakes
Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer